                                                                    Exhibit 10.8


                            SIXTH AMENDMENT TO LEASE
                            ------------------------

     THIS SIXTH AMENDMENT TO LEASE (this "Amendment") is dated for reference
                                          ---------
purposes only as October 31, 2000, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Landlord"), and PERICOM SEMICONDUCTOR
                                      --------
CORPORATION, a California corporation ("Tenant").
                                        ------

                                    RECITALS
                                    --------

     A. Orchard Investment Company Number 510, a California general partnership ("Orchard"), Landlord's predecessor in interest, as landlord, and Tenant, as
  -------
tenant, entered into that certain Lease (and First Addendum thereto) dated November 29, 1993 (collectively, the "Initial Lease"), in which Orchard leased
                                      ------- -----
to Tenant and Tenant leased from Orchard, approximately 19,786 square feet within that certain building which contains approximately 27,488 square feet commonly known as 2380-2390 Bering Drive, San Jose, California ("Building C"),
                                                                 ----------
as more particularly described on Exhibit A attached to the Original Lease (the "Initial Premises"). Orchard and Tenant also entered into that certain
 ----------------
Acceptance Agreement dated as of January 28, 1994 regarding the Initial
Premises.

     B. Orchard and Tenant entered into that certain First Amendment to Lease (the "First Amendment") dated February 5, 1996 pursuant to which Tenant leased
      ---------------
an additional 7,000 rentable square feet (the "First Expansion Space") and the
                                               ---------------------
Lease Term was extended. The First Expansion Space is located in the building containing approximately 25,888 square feet commonly known as 2340-2350 Bering Drive, San Jose, California ("Building E"), as more particularly described on
                              ----------
Exhibit A to the First Amendment. Orchard and Tenant also entered into that certain Interior Improvement Agreement and that certain Acceptance Agreement regarding the First Expansion Space, each dated February 5, 1996.

     C. All of Orchard's rights, title and interest in the Initial Lease, as amended by the First Amendment, were assigned to Landlord in connection with Landlord's acquisition of the Project.

     D. Landlord and Tenant subsequently entered into that certain Second Amendment to Lease (the "Second Amendment") dated July 31, 1997 pursuant to
                         ----------------
which the Tenant leased an additional 7,702 square feet (the "Second Expansion
                                                              ----------------
Space"). The Second Expansion Space is located in Building C, as more
-----
particularly described on Exhibit A of the Second Amendment. Landlord and Tenant also entered into that certain Tenant Improvements Construction Agreement regarding the Second Expansion Space dated July 31, 1997.

     E. Landlord and Tenant subsequently entered into that certain Third Amendment to Lease (the "Third Amendment") dated April 23, 1999 pursuant to
                         ---------------
which the Tenant leased an additional 13,000 square feet (the "Third Expansion
                                                               ---------------
Space"). The Third Expansion Space is located in Building E, as more
-----
particularly described on Exhibit A of the Third Amendment.
                          ---------

     F. Landlord and Tenant subsequently entered into that certain Fourth Amendment to Lease (the "Fourth Amendment") dated January 21, 2000, pursuant to
                         ----------------
which the Tenant leased an additional containing approximately 5,888 square feet in 2346 Bering Drive, Building E (the "Fourth Expansion Space"). The Fourth
                                       ----------------------
Expansion Space is located in Building E, as more particularly described on Exhibit A of the Fourth Amendment. The Initial Premises as increased by the
---------
First Expansion Space, Second Expansion Space, Third Expansion Space and Fourth Expansion Space is hereinafter collectively referred to as the "Exisitng
                                                                --------
Premises".
--------

     G. Landlord and Tenant subsequently entered into that certain Fifth Amendment to Lease (the "Fifth Amendment") dated May 1, 2000, pursuant to which
                         ---------------
Landlord and Tenant amended the Fourth Amendment to accelerate the Fourth Expansion Space Commencement Date and to modify the Monthly Base Rent payment schedule accordingly.

     H. Subject to the terms and conditions set forth herein, Landlord and Tenant now desire to further amend the Lease to increase the size of the Existing Premises by adding the Fifth Expansion Space (as defined below in) containing approximately 12,888 rentable square feet located in Building B at 2249 Zanker Road subject to the terms and conditions set forth herein. The Fifth Expansion Space was described as the First Negotiation Space in the Fourth Amendment. The Initial Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, and as supplemented by the Interior Improvement Agreements and Acceptance Agreements, is hereinafter collectively referred to as the "Original Lease."
                                                --------------

                                    AMENDMENT
                                    ---------

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually promise, covenant and agree as follows:

     1. Incorporation of Recitals and Definitions. The Recitals are hereby
        -----------------------------------------
incorporated herein by this reference. In the event of any conflicts between the Original Lease, and this Amendment, the terms of this Amendment shall control. Capitalized terms used in this Amendment not otherwise defined herein shall have the meaning given such terms in the Original Lease. The Original Lease, as amended by this Amendment shall be referred to herein as the "Lease".
                                                              -----

     2. Fifth Expansion Space Commencement Date/Term and Early Occupancy Period.
        -----------------------------------------------------------------------

        (a) Fifth Expansion Space Commencement Date and Fifth Expansion Space
            -----------------------------------------------------------------
Term. The term of this Lease for the Fifth Expansion Space (the "Fifth Expansion
----                                                             ---------------
Space Term") shall commence on June 1, 2001 (the "Fifth Expansion Space
----------                                        ---------------------
Commencement Date") and terminate on May 31, 2005 (the "Fifth Expansion Space
-----------------                                       ---------------------
Termination Date"). The Fifth Expansion Space Term is not coterminous with the
----------------
term of the Lease for the Existing Premises. The Termination Date of the Lease for the Existing Premises shall remain July 31, 2004.

            (b) Early Occupancy. During the period commencing on April 24, 2001
                ---------------
and ending on the Fifth Expansion Space Commencement Date (the "Early Occupancy
                                                                ---------------
Period"), Tenant shall be permitted to enter the Fifth Expansion Space upon
------
receipt of notice from the Landlord. Tenant's occupancy of the Fifth Expansion Space during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant's obligations to obtain Landlord's prior written consent before commencing any alterations and Tenant's indemnity and insurance obligations), except that Landlord agrees, subject to the last sentence of this Section 3(b), that Tenant's obligation to pay Base Monthly Rent, Operating Cost Share Rent and Tax Share Rent with respect to the Fifth Expansion Space during the Early Occupancy Period shall be waived. Notwithstanding the foregoing, Tenant shall pay for all utility and other costs incurred by Landlord to the extent they relate to Tenant's work during the Early Occupancy Period.

         3. Prior Lease. Tenant agrees and acknowledges that Landlord has
            -----------
informed Tenant that the Fifth Expansion Space is occupied by another tenant/subtenant as of the date of this Amendment (the "Prior Occupant") and
                                                        --------------
that in the event Landlord is unable to deliver possession of all or any portion of the Fifth Expansion Space to Tenant on or before April 24, 2001 for any reason (including the failure of the Prior Occupant to timely vacate and surrender such space to Landlord in the manner required under its existing lease with Landlord), that this Amendment shall not be void or voidable by either party, and that Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Tenant further agrees and acknowledges that in the event Landlord enters into an early lease termination agreement with the Prior Occupant pursuant to which the lease with such Prior Occupant for the Fifth Expansion Space would terminate prior to April 23, 2001 (i.e., the existing expiration date of the Prior Lease), then (i) Landlord shall provide Tenant with at least two (2) weeks written notice (the "Prior Lease Termination Notice") of the new termination date of the Prior Lease (the "Revised Prior Lease Termination Date") and the new commencement date for the Early Occupancy Period (the "Revised Early Occupancy Period Commencement Date"), (ii) the Revised Early Occupancy Period Commencement Date would be the day immediately following the Revised Prior Lease Termination Date as set forth in Landlord's Prior Lease Termination Notice,(iii) the Fifth Expansion Space Commencement Date shall be amended to be that date which is the thirty-ninth (39th) day after the Revised Prior Lease Termination Date, and (iv) the Base Rent schedule set forth in
Section 5 below shall be adjusted accordingly in an amendment to this Lease. Notwithstanding the foregoing, in the event that landlord is unable to provide Tenant with possession of the Premises within one hundred twenty (120) days following the Revised Early Occupancy Period Commencement Date, then Tenant shall have a one-time right to terminate this Amendment provided that Tenant gives Landlord a written termination notice to that effect on or prior to close of business on the one hundred twentieth (120th) day following the Revised Early Occupancy Period Commencement Date. Tenant agrees and acknowledges that Landlord shall have the right to access the Fifth Expansion Space during the Early Occupancy Period for the purpose of repainting such space and Tenant agrees to avoid any interference with Landlord's repainting activities during such Early Occupancy Period.

         4. Definition of Premises.
            ----------------------

         (a) As of Fifth Expansion Space Commencement Date. As of the Fifth
             ---------------------------------------------
Expansion Space Commencement Date, Section D of the Summary of Basic Lease Terms to the Lease is amended to revise the definition of "Premises" to include: (i)
                                                     --------
the Initial Premises (approximately 19,786 square feet), (ii) the First Expansion Space (approximately 7,000 square feet), (iii) the Second Expansion Space (approximately 7,702 square feet), (iv) the Third Expansion Space (approximately 13,000 square feet), (v) the Fourth Expansion Space (approximately 5,888 square feet), and (vi) that certain space containing approximately 12,888 rentable square feet in 2249 Zanker Drive, Building B (the "Fifth Expansion Space"). The Fifth Expansion Space is more particularly
 ---------------------
described in Exhibit A attached hereto. Thus, as of the Fifth Expansion Space
             -----------
Commencement Date, the Premises shall contain a total of approximately 66,264 square feet.

         (b) After Termination Date for Existing Premises. Subject to any
             --------------------------------------------
extension of this Lease pursuant to Section 8 below, as of August 1, 2004, the definition of "Premises" shall be further amended to mean only the Fifth
               --------
Expansion Space.

     5.  Rent. As of June 1, 2001, Section K of the Summary of Basic Lease Terms
         ----
to the Original Lease shall be amended in its entirety to read as follows:

     Commencing on June 1, 2001, and on the first day of every month for the remainder of the Term, Tenant shall pay to Landlord (in addition to all other sums payable by Tenant under the Lease), Base Monthly Rent in the following amounts:

------------------------------- ----------------------- ----------------------- -------------------------
                                Total Existing          Fifth Expansion Space  Total Base Rent:
                                                                               ---------------
Period:                         Base Rent:              Base Rent:
------                          ---------               ---------
------------------------------- ----------------------- ----------------------- -------------------------
June 1, 2001 -
November 30, 2001:              $82,732.80 per month    $45,108.00 per month    $127,840.80 per month
------------------------------- ----------------------- ----------------------- -------------------------
December 1, 2001 -
May 31, 2002:                   $85,401.60 per month    $45,108.00 per month    $130,509.62 per month
------------------------------- ----------------------- ----------------------- -------------------------
June 1, 2002 -
November 30, 2002:              $85,401.60 per month    $46,912.32 per month    $132,313.92 per month
------------------------------- ----------------------- ----------------------- -------------------------
December 1, 2002 -
May 31, 2003:                   $88,070.40 per month    $46,912.32 per month    $134,982.72 per month
------------------------------- ----------------------- ----------------------- -------------------------
June 1, 2003 -
November 30, 2003:              $88,070.40 per month    $48,788.81 per month    $136,859.21 per month
------------------------------- ----------------------- ----------------------- -------------------------
December 1, 2003 -
May 31, 2004:                   $90,739.20 per month    $48,788.81 per month    $139,528.01 per month
------------------------------- ----------------------- ----------------------- -------------------------
June 1, 2004 - July 31,
2004:                           $90,739.20 per month    $50,740.37 per month    $141,479.57 per month
------------------------------- ----------------------- ----------------------- -------------------------
August 1, 2004 -
May 31, 2005:                   N/A                     $50,740.37 per month    $50,740.37 per month
------------------------------- ----------------------- ----------------------- -------------------------


Notwithstanding the foregoing, if the Fifth Expansion Space Commencement Date is adjusted to mean a date other than June 1, 2001 pursuant to Section 3 above, then Tenant and Landlord agree to enter into an amendment to the Lease to make the appropriate changes to the foregoing schedule of Monthly Base Rent payments.

     6.  Tenant Improvements. The Fifth Expansion Space shall be delivered by
         -------------------
Landlord to Tenant in its "as-is" broom-clean condition with existing carpet as of the Fifth Expansion Space Commencement Date, except as provided in Sections 2(b) and 3 above, without any representations or warranties of any kind. Tenant agrees and acknowledges that Landlord shall have no obligation to make any repairs or improvements whatsoever to the Fifth Expansion Space (or the Building or any portion of the Existing Premises), except that Landlord shall: (i) provide all electrical, plumbing, HVAC and roof systems within the Fifth Expansion Space in good working condition as of the Fifth Expansion Space Commencement Date, (ii) repaint the interior of the Fifth Expansion Space, and
(iii) provide to Tenant the "Tenant Improvement Allowance" (as described in the
                             ----------------------------
"Tenant Improvement Agreement" attached hereto as Exhibit B), subject to the
 ----------------------------                     ---------
terms and conditions set forth in the Tenant Improvement Agreement (including the increase to the Fifth Expansion Space Base Monthly Rent described therein if Tenant uses any portion of the Tenant Improvement Allowance). Except as expressly noted above, Tenant shall be solely responsible for performing all other improvements within the Building and the Fifth Expansion Space that are desired by Tenant or which are necessary to comply with applicable Laws. Tenant further agrees and acknowledges that the Fifth Expansion Space Commencement Date shall not be dependent upon the completion of any of the foregoing repairs or improvements (including those which are Landlord's responsibility

     7.  Tenant's Share.
         --------------

         (a) As of the Fifth Commencement Date, "Tenant's Share" as set forth in Section G of the Summary of Basic Lease Terms to the Lease is amended in its entirety to read: 100% of Building C, 100% of Building E and 49.784% of Building B (based upon Building B containing approximately 25,888 rentable square feet) and 39.696% of the Project (based upon the Project containing approximately 166,928 rentable square feet).

         (b) As of August 1, 2004, "Tenant's Share" as set forth in Section G of the Summary of Basic Lease Terms to the Lease is amended in its entirety to read: 49.784% of Building B (based upon Building B containing approximately 25,888 rentable square feet) and 7.721% of the Project (based upon the Project containing approximately 166,928 rentable square feet).

     8.  Option to Renew. Subject to the terms and conditions set forth below,
         ---------------
Tenant may at its option extend the Lease Term for two (2) periods of three (3) years for the Existing Premises and the Fifth Expansion Space Premises (each period to be a "Renewal Term"). Each Renewal Term shall be upon the same terms contained in this Lease, except that (i) Landlord shall have no obligation to provide Tenant with any tenant improvement allowance in connection with the Renewal Term, (ii) the Base Rent during the Renewal Term shall be calculated as set forth below, (iii) any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. The extension option granted in this Section 8 replaces and supercedes any other extension or renewal options granted to Tenant under the Lease prior to this Amendment and Tenant agrees and acknowledges that it has no other extension or renewal options under the Lease, except as provided in this Section 8.

         A. The Base Monthly Rent during a Renewal Term shall be 100% of the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the applicable portion of the Premises for such Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the applicable Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other R&D/office buildings of comparable age within similar projects located in the portion of North San Jose located within the boundaries formed by the 880, 101 and 237 highways (the "Geographic
                                                                    ----------
Area").
----

         B. The following are the notification provisions for the Option to Renew for both the Existing Premises and the Fifth Expansion Space Premises:

              (i) For the Existing Premises, to exercise its option to extend the Lease Term for the Existing Premises for the first Renewal Term, Tenant must deliver a binding notice to Landlord not sooner than nine (9) months nor later than six (6) months prior to July 31, 2004 (i.e., the current termination date for the Existing Premises). To exercise its option to extend the Lease Term for such space, for the second Renewal Term, Tenant must deliver a binding notice to Landlord not sooner than nine (9) months nor later than six (6) months prior to July 31, 2007 (i.e., the then applicable termination date for the Existing Premises).

              (ii) For the Fifth Expansion Space Premises, to exercise its option to extend the Lease Term for the Fifth Expansion Space for the first Renewal Term, Tenant must deliver a binding notice to Landlord not sooner than nine (9) months nor later than six (6) months prior to May 31, 2005 (i.e., the current termination date for the Fifth Expansion Space ). To exercise its option to extend the Lease Term for the second Renewal Term for such space, Tenant must deliver a binding notice to Landlord not sooner than nine (9) months nor later than six (6) months prior to May 31, 2008 (i.e., the then applicable termination date for the Fifth Expansion Space).

         C. Market Rate shall be determined as follows:

              (i) If Tenant provides Landlord with its written notice of exercise pursuant to Subsection B above, then prior to the commencement date of the applicable Renewal Term Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days, then the Market Rate shall be determined in accordance with (ii) below.

              (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

              (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

              (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

         D. Tenant's option to extend is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant's option to extend this Lease is subject to the condition that, on each date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods.

     9.  Future Expansion Right. Provided that Tenant is not then in default in
         ----------------------
the performance of any of its obligations under the Lease (beyond any applicable notice and cure period) Landlord grants to Tenant the following one-time right of first negotiation ("Right of First Negotiation") with respect to the space containing approximately 13,000 rentable square feet located at 2235 Zanker Road, San Jose, California (the "First Negotiation Space"), provided that if such space is unavailable because Landlord and the existing tenant in such space enter into an amendment to extend the term of such tenant's lease for such space, then Landlord agrees the space containing approximately 13,600 rentable square feet located at 2360 Bering Drive, San Jose, California shall automatically become the First Negotiation Space for purposes of this Section 9. Notwithstanding any provision herein to the contrary, Tenant agrees and acknowledges that Landlord shall have the right to enter into an amendment with any existing tenant of the First Negotiation Space to extend the term of such tenant's lease for such First Negotiation Space regardless of whether such tenant's lease contained any renewal or expansion right as of the date of this Amendment. Subject to the terms and conditions contained in this Section 9, Tenant shall have the Right of First Negotiation with respect to the First Negotiation Space if such space becomes available during the Lease Term (including any extensions thereof). Within ten (10) business days of Tenant's receipt of Landlord's notice regarding the availability of the First Negotiation Space ("Landlord's Availability Notice"), Tenant shall respond in writing to
        ------------------------------
Landlord of Tenant's interest in leasing the First Negotiation Space. Tenant's failure to timely respond to Landlord's Availability Notice shall be deemed Tenant's election to pass on the First Negotiation Space and in such event Tenant's Right of First Negotiation shall be terminated and have no further legal force or effect. Landlord's Availability Notice shall be in writing and shall include the salient business terms on which Landlord proposes to lease the First Negotiation Space. In the event Landlord receives timely written notice from Tenant of its interest in leasing the First Negotiation Space, then for the twenty (20) day period following Landlord's receipt of Tenant's notice Landlord and Tenant shall meet, confer and agree in writing on the terms and conditions upon which Tenant would lease the First Negotiation Space from Landlord. If Landlord and Tenant are able to agree on the terms on which Landlord would lease the First Negotiation Space to Tenant during such twenty (20) day period, Landlord and Tenant shall execute an amendment to this Lease to incorporate the First Negotiation Space and those terms agreed to by Landlord and Tenant. However, if Landlord and Tenant are unable to agree in writing on the terms for the lease of the First Negotiation Space within such twenty (20) day period (or in the event Tenant passes on such space, or is deemed to have passed on such space), then Landlord shall be free to market the First Negotiation Space to any third parties without any liability to Tenant and Tenant's Right of First Negotiation shall be terminated and have no further legal force or effect. Landlord and Tenant agree to negotiate in good faith taking into consideration the rental rates of similar projects in the Geographic Area of the Project (including the rent, operating costs, and all other monetary payments that Landlord could obtain for the Expansion Space from a third party desiring to lease such space, the services provided under the terms of the Lease, and all other monetary payments then being obtained for new leases of space comparable to such space), and assuming that the First Negotiation Space will be used for the highest and best use allowed under the Lease. Notwithstanding the foregoing, the parties agree that the term of the Lease with respect to the First Negotiation Space shall expire with the Fifth Expansion Space Term and shall in no event be less than three years. The Right of First Negotiation described herein is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion.

     10. Surrender of Fifth Expansion Space. Upon the surrender of the Fifth
         ----------------------------------
Expansion Space at the expiration or earlier termination of this Lease, Landlord agrees that Tenant is not responsible for removing any improvements to the Fifth Expansion Space installed by Prior Tenant which were still located in the Fifth Expansion Space as of the Fifth Expansion Space Commencement Date.

     11. Parking. As of the Fifth Expansion Space Commencement Date, Section H
         -------
of the Summary of Basic Lease Terms to the Lease is amended to add an additional fifty (50) parking stalls, of which forty-seven (47) stalls shall be for Tenant's nonexclusive use and three (3) stalls near the entrance to the Fifth Expansion Space which may be marked by Tenant at its sole cost for Tenant's exclusive use. Subject to any extension pursuant to Section 8, as of August 1, 2004, Section H of the Summary of Basic Lease Terms to the Lease shall be further amended to provide that Tenant shall only have fifty (50) parking stalls, of which forty-seven (47) stalls shall be for Tenant's nonexclusive use and three (3) stalls near the entrance to the Fifth Expansion Space which may be marked by Tenant at its sole cost for Tenant's exclusive use.

     12. Signage. Subject to Section 4.4 of the Lease, Tenant may add its name
         -------
to the existing monument sign for the Building located at 2249 Zanker Road, subject to Landlord's reasonable approval of such signage (including without limitation the content, size and materials used), which shall not be unreasonably withheld.

     13. Landlord's Recapture Right. Section 14,C of the Lease is hereby amended
         --------------------------
to delete the words "for the balance of the Term" and to insert the following words in their place: "which would terminate at any time during the last six (6) months of the Lease Term (including on the termination date)".

     14. Security Deposit. As of the date of this Amendment, Section M of the
         ----------------
"Summary of Basic Lease Terms" is amended to increase the amount of the Security Deposit required hereunder to $141,479.57. Therefore, assuming Landlord is currently holding a Security Deposit in the amount of $90,739.20, Tenant shall deposit with Landlord an additional Security Deposit in an amount equal to $50,740.37 at the time Tenant delivers an executed original of this Amendment to Landlord. This additional Security Deposit shall be held by Landlord on the same terms and conditions as the initial Security Deposit in accordance with the terms of the Lease.

     15. Time. Time is of the essence for each and every provision of this
         ----
Amendment.

     16. Confirmation of Lease. Except as amended by this Amendment, the parties
         ---------------------
hereby agree and confirm that the Lease is in full force and effect.

         IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

"Landlord"

CARRAMERICA REALTY CORPORATION,
a Maryland corporation


By:    _____________________
       Thomas A. Carr
Title: President


"Tenant"

PERICOM SEMICONDUCTOR CORPORATION,
a California corporation

By:   __________________________

Name: __________________________

Title:__________________________



EXHIBITS:

Exhibit A - Description of Premises and Project
Exhibit B - Tenant Improvement Agreement

                                    Exhibit A

                       Description of Premises and Project

                                    EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT

     This Tenant Improvement Agreement ("Agreement") is an integral part of the
                                         ---------
Sixth Amendment to Lease dated October 31, 2000 ("Amendment") relating to
                                                  ---------
certain Premises described therein. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Amendment. Landlord and Tenant agree as follows with respect to the Tenant Improvements, if any, to be installed in the Premises:

     1.  INITIAL TENANT IMPROVEMENTS.

         (a) Plans. Tenant shall cause to be performed the improvements (the
             -----
"Tenant Improvements") in and about the Premises in accordance with plans and
 -------------------
specifications prepared by Tenant and approved by Landlord (the "Plans"), which
                                                                 -----
approvals shall not be unreasonably withheld, delayed or conditioned. Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect and mechanical and electrical engineer(s), which are approved, in advance, by the Landlord, provided that Landlord shall not unreasonably withhold or delay such approval. The Plans (including any changes thereto) shall be prepared in accordance with any guidelines for such improvements that Landlord may have at such time. Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval which shall not be unreasonably withheld. After receipt of the initial Plans, Landlord shall promptly either provide comments to such Plans or approve the same. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments after receipt of Landlord's comments. Promptly following Landlord's receipt of such revised Plans, Landlord shall either provide comments to such revised Plans or approve such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable Laws. Landlord's approval of the Plans shall be solely for the purposes of authorizing construction of the Tenant Improvements, and shall not be deemed to be an approval of the technical merits of the Plans nor a verification that such Tenant Improvements and/or the Plans comply with applicable Governmental Requirements. Tenant shall be solely responsible for ensuring that the Tenant Improvements are designed and constructed in accordance with all applicable Governmental Requirements.

         (b) Construction by Tenant. Tenant shall be solely responsible for the
             ----------------------
construction of the Tenant Improvements in and about the Premises. Tenant shall construct the Tenant Improvements in accordance with the approved Plans and in accordance with all rules, regulations, codes, statutes, ordinances and laws of all government and quasi-governmental authorities and in a good and workman-like manner. Landlord shall have no responsibility whatsoever for the construction of the Tenant Improvements. The Tenant Improvements shall be constructed with new materials of good quality and with adequately trained and supervised labor using currently approved methods of their particular trade.

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
         (c) Contractor. Prior to commencement of construction, Tenant shall
             ----------
select a general contractor which is reasonably acceptable to Landlord ("Contractor") to construct the Tenant Improvements. The Contractor shall be
  ----------
licensed by the State of California and bondable. The construction contract ("Construction Contract") for the Tenant Improvements shall be between Tenant
  ---------------------
(not Landlord) and Contractor.

         (d) Construction Process. Tenant shall not commence the construction of
             --------------------
any Tenant Improvements until after Landlord and Tenant have agreed on the approved Plans and selection of the Contractor. Thereafter, Tenant shall be responsible for completing the construction of the Tenant Improvements in accordance with the approved Plans.

         (e) Insurance. Prior to Contractor's entry onto the Premises to
             ---------
commence construction of the Tenant Improvements, Tenant shall furnish Landlord with sufficient evidence that Tenant and Contractor are carrying worker's compensation insurance and general liability insurance in amounts and in the manner described in the Lease.

         (f) Compliance. The Tenant Improvements and all materials incorporated
             ----------
therein shall comply with the approved Plans, as may be revised from time to time pursuant to the terms of this Agreement, and shall be free from all design, material and workmanship defects. Tenant and Contractor shall comply with all applicable laws, regulations, permits and other approvals applicable to construction of the Tenant Improvements.

         (g) Liens. Tenant shall defend and indemnify Landlord and hold it
             -----
harmless from any and all claims, losses, demands, judgments, settlements, costs and expenses, including reasonable attorneys' fees, resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant, in connection with construction of the Tenant Improvements, for any mechanics' lien or other lien filed against the Premises or any Building or against other property of Landlord (whether or not the lien is valid or enforceable). Tenant shall, at its own expense, (i) cause any such liens to be discharged of record, or (ii) cause to be recorded a bond in compliance with CC Section 3143, within a reasonable time, not to exceed thirty (30) days, after the later of (a) Tenant's actual notice of the lien or (b) the date of filing.

         (h) Indemnity. Tenant shall indemnify, defend (with counsel reasonably
             ---------
satisfactory to Landlord) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, reasonable attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from, construction of the Tenant's Improvements, except to the extent caused by Landlord's acts or omissions. Tenant shall repair or replace any portion of a Building or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in construction of the Tenant Improvements, except to the extent the damage, loss or destruction is the result of Landlord's acts or omissions. Notwithstanding the foregoing, in the event Tenant fails to complete such repair or replacement work within ten (10) days following Tenant's receipt of Landlord's written notice therefor (or if the nature of such work is such that more than ten (10) days is required, then in the event Tenant fails to commence such work within such ten (10) days and thereafter diligently prosecute such work to completion to the reasonable satisfaction of Landlord), then Landlord

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may (but shall have no obligation to) cause such work to be performed and/or completed at Tenant's sole cost and expense.

         (i) Project Management Fee. Landlord, or an agent of Landlord, shall
             ----------------------
provide project management services in connection with the construction of the Tenant Improvements and the Change Orders. Such project management services shall be performed, at Tenant's cost, for a fee (the "Construction Management Fee") equal to three percent (3%) of all costs incurred in connection with the preparation of the Plans and the construction of the Tenant Improvements and the Change Orders, including the costs of any permits and approvals associated therewith. Tenant shall pay such Construction Management Fee to Landlord within ten (10) days of Tenant's receipt of Landlord's written invoice for the same. In the event that Landlord does not receive full payment of the Construction Management Fee specified in Landlord's invoice within such ten (10) day period, Landlord reserves the right to pay any unpaid portion of the Construction Management Fee to itself out of any Tenant Improvement Allowance available hereunder. Notwithstanding any provision herein the contrary, Tenant agrees and acknowledges that Landlord shall have the right to retain up to three percent (3%) of the total Tenant Improvement Allowance until such time as Landlord has received payment in full of the entire Construction Management Fee payable hereunder following the completion of the Tenant Improvements and the Change Orders.

         (j) Notices. Tenant shall notify Landlord at least ten (10) business
             -------
days prior to the commencement of construction of any Tenant Improvements and permit Landlord to post on the Premises such notices of nonresponsibility, and such other notices to other tenants in the Project, as Landlord may deem reasonable under the circumstances.

     2. CHANGE ORDERS. Tenant shall not make any change to the approved Plans without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed; provided, however, that Landlord may withhold its consent if such requested change would negatively affect the structural components or exterior appearance of the Buildings. Landlord shall promptly approve or disapprove any change requests within five (5) business days following Landlord's receipt of a proposed change request. If Landlord does not approve of the plans and specifications for the change order request, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such change order request. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all change order requests, subject to Tenant Improvement Allowance. All approved change order requests to the approved Plans shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made.

     3. TENANT IMPROVEMENT ALLOWANCE. A Tenant Improvement Allowance (the "Tenant Improvement Allowance") of up to $64,440.00 (i.e., $5.00 per square foot
 ----------------------------
of the Fifth Expansion Space) shall be made available to Tenant for the construction of the Tenant Improvements on the terms and conditions set forth herein. Tenant agrees and acknowledges that the Fifth Expansion Space Base Monthly Rent shall be increased by $0.0254 per square foot for each $1.00 of the Tenant Improvement Allowance that is used by Tenant. Thus, if the entire Tenant Improvement Allowance is used by Tenant, the Fifth Expansion Space Base Monthly

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

Rent would be increased by $1,636.78 per month (i.e., $64,440.00 x $0.0254). In the event any portion of the Tenant Improvement Allowance is used by Tenant, Landlord and Tenant agree to enter into an amendment to the Lease to reflect such increase to the Fifth Expansion Space Base Monthly Rent. The Tenant Improvement Allowance shall be applied against the costs and expenses incurred in connection with the performance of the Tenant Improvements work, including the design, permitting, demolition, procurement of supplies and materials, construction and installation of the Tenant Improvements. The Tenant Improvement Allowance shall be used for standard interior improvements within the Premises. None of the Tenant Improvement Allowance shall be used for specialized improvements, cabling, equipment, trade fixtures, rent or relocation expenses. Not sooner than the date on which the Tenant Improvements work within the Premises has been commenced, Tenant may submit invoices to Landlord for payment out of the Tenant Improvement Allowance to reimburse Tenant or to pay Tenant's contractor directly (if so requested by Tenant) for Tenant Improvements costs incurred for work actually performed within the Premises. Following Landlord's receipt of such invoices, Landlord shall within thirty (30) days thereafter pay Tenant for the amount requested in such invoice; provided in no event shall Landlord be obligated to pay Tenant more than the maximum amount of the Tenant Improvement Allowance. Any expenses incurred by Tenant for the Tenant Improvements work in excess of the Tenant Improvement Allowance shall be at Tenant's sole cost and expense. Landlord shall have no obligation to disburse any portion of the Tenant Improvement Allowance for invoices that are received by Landlord on or after the sixtieth (60th) day following the Fifth Expansion Space Commencement Date.

     4. COMMENCEMENT DATE DELAY. The Commencement Date shall not be dependent upon (and shall in no way be affected by delays in) the completion or substantial completion of the Tenant Improvements.

     5. AS-BUILTS. Upon completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord "as-built" drawings for the completed Tenant Improvements.

     6.  Miscellaneous. Terms used in this Exhibit B shall have the meanings
                                           ---------
assigned to them in the Lease. The terms of this Exhibit B are subject to the
                                                 ---------
terms of the Lease and all of the covenants, obligations, promises, terms and conditions of Landlord and Tenant which are contained in the Lease shall apply during the Term of this agreement (notwithstanding the fact that the Commencement Date has yet to occur).

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